Accountants' Consent


We consent to the use in the registration statement on Form SB-2 of PowerTrader, Inc. of our report dated 17 January 1997 which contains an explanatory paragraph regarding a going concern uncertainty, relating to the balance sheet of PowerTrader, Inc. as of 30 September 1996 and the related Statements of Loss, Cash Flow and Changes in Shareholders' Deficit for the period from 22 August 1996 (inception) to 30 September 1996, and to the reference to our firm under the heading "Experts" in the registration statement.



17 January 1997                              BDO Dunwoody
Vancouver, British Columbia                  CHARTERED ACCOUNTANTS
                                             (Internationally BDO Binder)



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                              Accountants' Consent




We consent to the use in the registration statement on Form SB-2 of PowerTrader, Inc. of our report dated 17 January 1997 which contains an explanatory paragraph regarding a going concern uncertainty, relating to the balance sheets of PowerTrader Software, Inc. as of 30 September 1996 and 1995 and the related Statements of Loss, Cash Flow and Changes in Shareholders' Deficit for the years then ended and the Statements of Loss, Cash Flow and Changes in Shareholders' Deficit for the period from 29 December 1988 (inception) to 30 June 1996 (cumulative).



17 January 1997                              BDO Dunwoody
Vancouver, British Columbia                  CHARTERED ACCOUNTANTS
                                             (Internationally BDO Binder)